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                                                                   EXHIBIT 21.01


                         SUBSIDIARIES OF THE REGISTRANT



                                                                           Percentage Owned
Name                                     Jurisdiction of Organization      by Registrant
----                                     ----------------------------      -------------
Transmeta International Corporation      Delaware                              100%
Transmeta World, Inc.                    Cayman Islands                          *
Transmeta Singapore                      Singapore                              **












 *Wholly owned by Transmeta International Corporation.

**Wholly owned by Transmeta World, Inc.